                                                                     Exhibit 99

           WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                          FORM 10-QSB JUNE 30, 1999


Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement


         1. Statement of Cash Available for Distribution for the three months ended June 30, 1999:

                  Net income                                       $ 25,000
                  Add: Equity in loss of Local Limited Partnership   34,000
                  Cash to reserves                                  (59,000)
                                                                   ---------

                  Cash Available for Distribution                  $      -
                                                                   =========



         2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the six months ended June 30, 1999:

          Entity Receiving                                   Form of
            Compensation                                   Compensation                             Amount
-----------------------------------------        -------------------------------------         ----------------
                  None

                                   12 of 12